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                                                                   EXHIBIT 10.25

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This Third Amendment to Employment Agreement (the "Third Amendment") is made this _____ day of August, 2002, by and between Caraco Pharmaceutical Laboratories Ltd. (the "Company") and Robert Kurkiewicz (the "Employee").

                                    RECITALS

         The Company and Employee entered into that certain Employment Agreement dated October 22, 1993, which was amended by that certain Amendment to Employment Agreement dated April 1, 1997 and by that certain Renewal to Employment Agreement dated January 1, 1999 (together the "Employment Agreement").

         Both parties are desirous of extending the term of the Employment Agreement and of modifying certain of its terms.

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties covenant and agree as follows:

1. Term. Unless terminated earlier in accordance with Section 7 of the Employment Agreement, or renewed as provided for herein, the term of the Employment Agreement, which currently continues through December 31, 2002, shall be extended for a period of five (5) years commencing January 1, 2003 and ending on December 31, 2007. The Employment Agreement, as amended, shall automatically renew for successive one-year periods at the end of the five (5) year term provided herein, subject, however, to ninety (90) days written notice of termination by either party hereto prior to the commencement of any such renewal period. The terms and conditions of the Employment Agreement, as amended, shall apply during any such renewal period.

2. Compensation. The Company shall pay the Employee an annual salary of $129,800 subject to all applicable withholdings for services rendered as the Company's Senior Vice President - Technical. The Employee's base salary shall be reviewed annually and may be adjusted based on performance and other relevant factors deemed reasonable by the Company.

3. Termination by Employee for "Cause". Sub-paragraphs 7(d)(i)(a) and (b) of the Employment Agreement are hereby amended by changing the applicable period over which the severance package is to be paid from twelve (12) months to six (6) months. Except for this change, the provisions of sub-paragraph 7(d) of the Employment Agreement continue in full force and effect.

4. Disability. The second sentence of Section 7(b) is hereby deleted and replaced by the following: "For purposes of this Agreement, the Disability of Employee shall mean an illness, injury, or physical or mental condition of the Employee occurring for a period of any ninety
         (90) or more days out of a one hundred and eighty (180) day period which results in the Employee's inability during such period to perform substantially all of his regular duties to the Company.

5. Existing Employment Agreement. Except as modified hereby by this Third Amendment, the terms and conditions of the Employment Agreement shall continue in full force and effect.

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         IN WITNESS WHEREOF, the Employee and the Company have executed this
Third Amendment on the date first above written.


                             CARACO PHARMACEUTICAL LABORATORIES LTD
                             a Michigan corporation

                             By:     /s/ Narendra N. Borkar
                                     -----------------------------------
                                     Narendra N. Borkar, Chief Executive Officer


                                     /s/ Robert Kurkiewicz
                                     -------------------------------------------
                                     Robert Kurkiewicz


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